SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                        ------------------------------

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                                March 10, 1995
                       ---------------------------------
                       (Date of earliest event reported)


                                 M/A-COM, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


       Massachusetts                  1-4236                04-2090644
- ----------------------------       ------------       ----------------------
(State or other jurisdiction       (Commission          (I.R.S. Employer
      of incorporation)            File Number)       Identification Number)


            100 Chelmsford Street, Lowell, MA            01853-3294
            -------------------------------------------------------
            (Address of principal executive offices)     (Zip Code)


                                (508) 442-5000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

























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Item 5. Other Events.

On March 10, 1995, M/A-COM, Inc. (the "Company") entered into an Agreement and Plan of Merger, dated March 10, 1995 (the "Merger Agreement"), among AMP Incorporated ("AMP"), AMP Merger Corp. ("Sub") and the Company. Pursuant to the Merger Agreement, in a tax-free transaction, (i) AMP will acquire all of the issued and outstanding shares of common stock, par value $1.00 per share, of the Company (the "Company Common") through the conversion of each share of Company Common into the right to receive twenty-eight one hundredths (.28) of one share of common stock, no par value, of AMP and (ii) Sub will be merged with and into the Company with the Company surviving as a wholly owned subsidiary of AMP. The Merger Agreement is subject, among other things, to regulatory approval and the approval of the Company's stockholders.

The foregoing is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as an exhibit hereto and which is incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

List of Exhibits: Exhibits included as part of this report are listed on the exhibit index on page 4.




































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
                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 1995


                                        M/A-COM, Inc.


                                        By:    LARRY L. MIHALCHIK
                                            ------------------------
                                             Larry L. Mihalchik
                                             Senior Vice President,
                                             Chief Financial Officer









































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
                                EXHIBIT INDEX

Exhibit                          Description
Number

2 Agreement and Plan of Merger, dated March 10, 1995, among AMP Incorporated, AMP Merger Corp. and M/A-COM, Inc.

20           Press Release issued March 10, 1995.

















































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